Exhibit 99.1

Envivio Reports First Quarter Fiscal 2016 Financial Results

Q1 revenue increased 13% year-over-year to $9.5 million; the company obtains significant wins from US Tier 1 operators

SAN FRANCISCO, Calif., May 28, 2015 — Envivio, Inc. (Nasdaq:ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the first quarter ended April 30, 2015.

Financial Highlights

•	Revenue for the first quarter of fiscal 2016 was $9.5 million, compared with $12.7 million in the fourth quarter of fiscal 2015 and $8.4 million in the first quarter of fiscal 2015.

•	GAAP net loss for the first quarter of fiscal 2016 was $0.8 million, or $0.03 per share, compared with a GAAP net loss of $1.6 million, or $0.06 per share, in the fourth quarter of fiscal 2015 and GAAP net loss of $4.5 million, or $0.17 per share, in the first quarter of fiscal 2015.

•	Non-GAAP net loss for the first quarter of fiscal 2016 was $0.5 million, or $0.02 per share. This is compared with a non-GAAP net loss of $0.5 million, or $0.02 per share, in the fourth quarter of fiscal 2015 and non-GAAP net loss of $3.9 million, or $0.14 per share, in the first quarter of fiscal 2015.

“First quarter revenues were $9.5 million, up 13 percent year-over-year, and were driven primarily by North America,” said Julien Signès, founder and CEO of Envivio. “We received significant orders from US Tier 1 operators for our video software solutions, which represented more than 50 percent of quarterly revenue. We also continued our drive towards profitability, having reduced our year-on-year GAAP net losses by more than 80 percent to $0.8 million.”

As of April 30, 2015, Envivio had cash and cash equivalents of $32.7 million, compared with $37.8 million at the end of the prior quarter.

Q1 Business and Product Highlights

•	Gross Margin – The concentration of software orders resulted in an increase of gross margins to 76.1 percent, compared with 64.8 percent in the fourth quarter of fiscal 2015 and 68 percent in the first quarter of fiscal 2015.

•	Tier 1 Operator Revenue – 56 percent of Envivio’s revenue this quarter came from two US Tier 1 operators who made significant expansions of their existing installations.

•	New Customers – Envivio secured orders from eight new customers, to add to its global roster of video service providers.

•	Technology Momentum – In the first quarter Envivio worked closely with its strategic partners to create blueprints and demonstrations of the new workflows for live and on demand video. At the NAB trade show, this year, Envivio partnered with HP, Dolby, and Intel to demonstrate next generation TV.

•	Product Enhancements – In the first quarter of fiscal 2016, Envivio announced updates to its Muse video compression solution and the Guru network management system. Both products offer significant enhancements to previous versions, to support new video standards and to manage the performance of video networks in real-time.

Conference Call Information

Envivio will host a conference call and live audio webcast for analysts and investors at 5:00 p.m. ET on May 28th, 2015.

•	Parties in the United States and Canada can access the call by dialing 1-877-407-4018.

•	International parties can access the call by dialing 1-201-689-8471.

•	When dialing into the call, ask for the Envivio First Quarter FY 2016 Financial Results.

The audio webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com. A replay of the conference call will be available beginning at 8 p.m. ET May 28, 2015 through December 1, 2015 until 11:59 p.m. ET. To access the replay, parties in the United States and Canada should call 1-877-870-5176 and enter PIN 13610048. International parties should call 1-858-384-5517 and enter PIN 13610048.

Non-GAAP Financial Measurements

This news release dated May 28, 2015 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results

Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation expense and restructuring expense for Q4 FY2015. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Envivio’s continued drive to profitability. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the three months ended April 30, 2015 are different than the results set forth in this press release, unexpected changes in Envivio’s business, the loss of significant customers, changes in capital spending in the markets Envivio serves, the inability to convert bookings into revenue at all or in a timely basis within a quarterly period, the failure of Envivio’s target markets to develop as anticipated, the actions taken by Envivio to reduce operating expenses are not effective, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products, remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (NASDAQ:ENVI) is a global market leader and innovator of video software solutions that are trusted by video service providers and content companies worldwide to power stunning video quality and captivating, personalized experiences to their millions of viewers on any device, over any network. Leveraging its pioneering and technically superior virtualized video delivery solutions, Envivio enables video operators of any size to increase revenues and reduce costs while uniquely providing the best-in-class quality, reliability, efficiency, and scalability to support the new age of video anywhere. Envivio is headquartered in San Francisco, California with offices worldwide in France, China and Singapore. Visit www.envivio.com for more information, or connect with us on LinkedIn.

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	April 30,	January 31,
	2015	2015
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$32,756	$37,790
Accounts receivable, net of allowance for doubtful accounts	8,799	8,780
Inventory	153	171
Prepaid expenses and other current assets	4,082	3,655
Deferred inventory costs	125	86

Total current assets	45,915	50,482

Property and equipment, net	4,248	3,590
Restricted cash	329	329
Other non-current assets	176	202

Total assets	$50,668	$54,603

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,110	$5,480
Accrued compensation	4,629	5,070
Accrued liabilities	2,125	3,296
Deferred revenue, current	5,436	5,999

Total current liabilities	16,300	19,845

Deferred revenue, net of current portion	858	711
Other non-current liabilities	1,359	1,562
Deferred rent	736	498

Total liabilities	19,253	22,616

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	156,885	156,604
Accumulated other comprehensive loss	(1,133)	(1,079)
Accumulated deficit	(124,365)	(123,566)

Total stockholders’ equity	31,415	31,987

Total liabilities and stockholders’ equity	$50,668	$54,603

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended
	(in thousands, except for share and per share amounts)
	April 30, 2015	January 31, 2015	April 30, 2014
Revenue:
Product	$6,719	$9,330	$6,111
Professional services and support	2,794	3,401	2,303

Total revenue	9,513	12,731	8,414

Cost of revenue:
Product	1,693	3,772	2,051
Professional services and support	579	711	643

Total cost of revenue	2,272	4,483	2,694

Gross profit	7,241	8,248	5,720

Operating expenses:
Research and development	1,904	2,507	2,500
Sales and marketing	3,938	4,603	5,068
General and administrative	2,245	2,499	2,680

Total operating expenses	8,087	9,609	10,248

Loss from operations	(846)	(1,361)	(4,528)
Interest income, net	6	—	2
Other expense, net	(79)	(30)	(32)

Loss before provision (benefit) for income taxes	(919)	(1,391)	(4,558)
Income tax provision (benefit)	(120)	178	(28)

Net loss	$(799)	$(1,569)	$(4,530)

Net loss per share of common stock, basic and diluted	$(0.03)	$(0.06)	$(0.17)
Shares used in computing net loss per share of common stock, basic and diluted	27,716,948	27,713,625	27,141,757

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended
	(in thousands, except for share and per share amounts)
	April 30, 2015	January 31, 2015	April 30, 2014
GAAP gross margin	$7,241	$8,248	$5,720
Stock-based compensation	10	12	7

Non-GAAP gross margin	7,251	8,260	5,727
GAAP operating expenses	8,087	9,609	10,248
Stock-based compensation	(270)	(291)	(606)
Restructuring expense	—	(718)	—

Non-GAAP operating expenses	7,817	8,600	9,642
GAAP operating loss	(846)	(1,361)	(4,528)
Stock-based compensation	280	303	613
Restructuring expense	—	718	—

Non-GAAP operating loss	(566)	(340)	(3,915)
GAAP Net loss	(799)	(1,569)	(4,530)
Stock-based compensation	280	303	613
Restructuring expense	—	718	—

Non-GAAP net loss	$(519)	$(548)	$(3,917)

GAAP net loss per share of common stock, basic and diluted	$(0.03)	$(0.06)	$(0.17)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.02)	$(0.02)	$(0.14)
Shares used in computing net loss per share of common stock, basic and diluted	27,716,948	27,713,625	27,141,757

CONTACT:

Envivio

Judith Coley

Vice President, Corporate & Investor Communications

pr@envivio.com

+1.415.510.3400

NMN Advisors

Investor Relations

Avelina Ibarra Kauffman

ir@envivio.com

+1.510.344.2664